Exhibit 12

                    SIDLEY AUSTIN LLP    BEIJING    GENEVA       SAN FRANCISCO
                    787 SEVENTH AVENUE   BRUSSELS   HONG KONG    SHANGHAI
SIDLEY AUSTIN LLP   NEW YORK, NY  10019  CHICAGO    LONDON       SINGAPORE
-----------------   (212) 839 5300       DALLAS     LOS ANGELES  TOKYO
SIDLEY              (212) 839 5599 FAX   FRANKFURT  NEW YORK     WASHINGTON, DC




                                         FOUNDED 1866


                                                     August 28, 2006

Merrill Lynch Global Allocation Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Strategy Series, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536


      Re: Reorganization of Merrill Lynch Global Allocation Fund, Merrill Lynch Strategy Growth and Income Fund and Merrill Lynch Strategy Long-Term Growth Fund
            ---------------------------------------------------------------

Ladies and Gentlemen:

      You have requested our opinion as to certain Federal income tax consequences of (i) the acquisition by Merrill Lynch Global Allocation Fund, Inc. ("Global Allocation"), an open-end, registered management investment company organized as a Maryland corporation, of substantially all of the assets of Merrill Lynch Strategy Growth and Income Fund ("Growth & Income") and Merrill Lynch Strategy Long-Term Growth Fund ("Long-Term Growth"), each an open-end, registered management investment company organized as a separate series of Merrill Lynch Strategy Series, Inc. ("Strategy Series"), a Maryland corporation, and the assumption by Global Allocation of the Stated Liabilities of Growth & Income and Long-Term Growth and (ii) the simultaneous distribution of newly issued Class A, Class B, Class C, Class I and Class R shares of Global Allocation, each with a par value of $0.10 per share (collectively, the "Global Allocation Shares") to stockholders of Growth & Income and Long-Term Growth (collectively and with respect to each of Growth & Income and Long-Term Growth, the "Reorganization"). After the Reorganization, each of Growth & Income and Long-Term Growth will cease to operate, will have no assets remaining, will have final Federal and state (if any) tax returns filed on its behalf and will have all of its shares cancelled under Maryland law.

      This opinion letter is furnished pursuant to Section 8.6 of the Agreement and Plan of Reorganization, dated as of June 14, 2006, by and between Global Allocation and Strategy Series (the "Plan"). All terms used herein, unless otherwise defined, are used as defined in the Plan.

      In rendering our opinion, we have reviewed and relied upon (a) the Plan,
(b) the Registration Statement on Form N-14 (File No. 333-133929) of Merrill Lynch Global Allocation Fund, Inc., as amended to date (the "N-14 Registration Statement"), and (c) certain representations concerning the Reorganization made by Global Allocation and Strategy Series in letters dated August 28, 2006 (the "Representations").



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SIDLEY AUSTIN LLP
-----------------
SIDLEY

                          *        *        *        *

      To comply with certain Treasury regulations, we state that (i) this opinion is written to support the promotion and marketing by others of the transactions or matters addressed herein, (ii) this opinion is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person and
(iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                          *        *        *        *

      Based upon current law, including cases and administrative interpretations thereof and on the reviewed materials listed above, it is our opinion that:

      1. The acquisition by Global Allocation of substantially all of the assets of Growth & Income, as described in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and Global Allocation and Growth & Income will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

      2. The acquisition by Global Allocation of substantially all of the assets of Long-Term Growth, as described in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Code, and Global Allocation and Long-Term Growth will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

      3. In accordance with section 361(a) of the Code, Growth & Income will not recognize any gain or loss either on the transfer of substantially all of its assets to Global Allocation in exchange solely for shares of its common stock or on the simultaneous distribution of such common stock to Growth & Income stockholders, and Long-Term Growth will not recognize any gain or loss either on the transfer of substantially all of its assets to Global Allocation in exchange solely for shares of its common stock or on the simultaneous distribution of such common stock to Long-Term Growth stockholders.

      4. Under section 1032 of the Code, Global Allocation will not recognize any gain or loss as a result of the acquisition by Global Allocation of substantially all of the assets of Growth & Income and Long-Term Growth in the Reorganization.

      5. In accordance with section 354(a)(1) of the Code, stockholders of Growth & Income will recognize no gain or loss on the exchange of their shares of Growth & Income common stock solely for corresponding shares of Global Allocation common stock and stockholders of Long-Term Growth will recognize no gain or loss on the exchange of their shares of Long-Term Growth common stock solely for corresponding shares of Global Allocation common stock.


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      6. Under section 362(b) of the Code, the basis of the assets of Growth &
Income received by Global Allocation will be the same as the basis of such assets to Growth & Income immediately before the Reorganization, and the basis of the assets of Long-Term Growth received by Global Allocation will be the same as the basis of such assets to Long-Term Growth immediately before the Reorganization.

      7. Under section 358 of the Code, the basis of the shares of Global Allocation common stock, including fractional shares, received by each stockholder of Growth & Income will be the same as the basis of the shares of common stock of Growth & Income exchanged pursuant to the Reorganization, and the basis of the shares of Global Allocation common stock, including fractional shares, received by each stockholder of Long-Term Growth will be the same as the basis of the shares of common stock of Long-Term Growth exchanged pursuant to the Reorganization.

      8. Under section 1223 of the Code, the holding period of the shares of Global Allocation common stock, including fractional shares, received in the Reorganization will include the holding period of the shares of Growth & Income common stock or Long-Term Growth common stock exchanged pursuant to the Reorganization, provided that such shares of common stock were held as capital assets on the date of the Reorganization.

      9. Under section 1223 of the Code, the holding period of the assets acquired by Global Allocation from Growth & Income will include the period during which such assets were held by Growth & Income and the holding period of the assets acquired by Global Allocation from Long-Term Growth will include the period during which such assets were held by Long-Term Growth.

      10. Pursuant to section 381(a) of the Code and section 1.381(a)-1 of the Income Tax Regulations, Global Allocation will succeed to and take into account the items of Growth & Income and Long-Term Growth described in section 381(c) of the Code, subject to the provisions and limitations specified in sections 381, 382, 383 and 384 of the Code and the regulations thereunder. Under section 381(b) of the Code, the tax years of Growth & Income and Long-Term Growth will end on the date of the Reorganization.

      Our opinion represents our best legal judgment with respect to the proper Federal income tax treatment of the Reorganization, based on the facts contained in the Plan, the N-14 Registration Statement and the Representations. Our opinion assumes the accuracy of the facts as described in the Plan, the N-14 Registration Statement and the Representations and could be affected if any of the facts as so described are inaccurate.


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SIDLEY AUSTIN LLP
-----------------
SIDLEY


      We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the Reorganization. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                           Very truly yours,

                                           /s/ Sidley Austin LLP







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